Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 17 day of December, 2019

HESS MIDSTREAM GP LP
By: Hess Midstream GP LLC, its general partner

By:	/s/ Jonathan C. Stein

Name:	Jonathan C. Stein
Title:	Chief Financial Officer

HESS MIDSTREAM GP LLC

By:	/s/ Jonathan C. Stein

Name:	Jonathan C. Stein
Title:	Chief Financial Officer

HESS INFRASTRUCTURE PARTNERS GP LLC

By:	/s/ Jonathan C. Stein

Name:	Jonathan C. Stein
Title:	Chief Financial Officer

HESS INVESTMENTS NORTH DAKOTA LLC

By:	/s/ Jonathan C. Stein

Name:	Jonathan C. Stein
Title:	Vice President

HESS CORPORATION

By:	/s/ John P. Rielly

Name:	John P. Rielly
Title:	Senior Vice President and Chief Financial Officer